Exhibit 99.2
MeridianLink Reports First Quarter 2025 Results
Total revenue of $81.5 million grows 5% year-over-year, driven by lending software solutions revenue of $67.1 million, up 10% year-over-year
Cash flow from operations of $42.4 million, or 52% of revenue, and free cash flow of $40.6 million, or 50% of revenue

COSTA MESA, Calif., May 12, 2025 — MeridianLink, Inc. (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced financial results for the first quarter ended March 31, 2025. MeridianLink® also announced today that Larry Katz, MeridianLink’s President, will succeed Nicolaas Vlok as Chief Executive Officer effective October 1, 2025. Mr. Vlok, who became Chief Executive Officer in 2019, will continue to serve on MeridianLink’s Board of Directors after the transition.

“We are pleased with our first quarter results, which underscore our ability to manage our business amidst an unpredictable macro backdrop," said Larry Katz, current President and incoming Chief Executive Officer. “We benefited from a favorable demand environment as customers turned to MeridianLink for solutions that serve their consumers and communities. Our solid bookings were driven by an increased mix of larger deals, continued cross-sell momentum, and accelerated demand for mortgage lending solutions. As the most trusted, comprehensive and scalable platform for community financial institutions, we remain committed to product innovation and customer success. With a strong foundation and a market-leading position, I’m honored and energized to shape MeridianLink’s next chapter as we execute on strategic initiatives that will deliver long-term value to our customers, partners, and shareholders.”

“We’ve accomplished a lot over the last years, expanding the business meaningfully, growing revenue from approximately $150 million in 2019 to $330 million at the midpoint of guidance for 2025. We shifted our solutions from on-premise to the cloud, and established our platform, MeridianLink® One, as the market leader, today, and grew our customer base to nearly 2,000 financial institutions and CRAs,” said Nicolaas Vlok, Chief Executive Officer of MeridianLink. “Now, Larry will lead us into MeridianLink’s next chapter. He's an operator with deep experience in both consumer finance and SaaS, and at companies that have operated at scale. I couldn't be more confident in Larry as my successor, and together with the rest of our team, they will position the company to thrive in its next phase of profitable growth.”

Quarterly Financial Highlights:
•Revenue of $81.5 million, an increase of 5% year-over-year
•Lending software solutions revenue of $67.1 million, an increase of 10% year-over-year
•Operating income of $3.6 million, or 4% of revenue, and non-GAAP operating income of $19.1 million, or 23% of revenue
•Net loss of $(4.7) million, or (6)% of revenue, and adjusted EBITDA of $34.8 million, or 43% of revenue
•Cash flows from operations of $42.4 million, or 52% of revenue, and free cash flow of $40.6 million, or 50% of revenue

Business and Operating Highlights:
•MeridianLink welcomed Troy Coggiola as its new Chief Strategy Officer on April 21, 2025. Mr. Coggiola brings industry expertise and will help the Company meet customers’ needs through product innovation, partnerships, and acquisitions.
•We achieved solid bookings momentum through our land and expand strategy, highlighted by continued strength in cross-sell and fifteen mortgage lending deals selected by new and existing customers.
•MeridianLink announced the go-live of Solarity Credit Union on MeridianLink® Mortgage, which enabled them to optimize their application to funding process, reduce processing time by a third, and increase operational efficiency.
•We enhanced MeridianLink One to streamline deposit account applications for returning consumers, reducing secondary account opening time by approximately 70%.

Business Outlook

Based on information as of today, May 12, 2025, financial guidance for 2025 remains unchanged and is as follows:

Full Year 2025:
•Revenue is expected to be in the range of $326.0 million to $334.0 million

•Adjusted EBITDA is expected to be in the range of $131.5 million to $137.5 million

Conference Call Information
MeridianLink will hold a conference call to discuss its first quarter results today, May 12, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call can be accessed by dialing (800) 549-8228 from North America toll-free or the International number of (289) 819-1520 with Conference ID 69715. A live webcast of the conference call can be accessed from the investor relations page of MeridianLink’s website at ir.meridianlink.com. An archived replay of the webcast will be available at the same website following the conclusion of the call. A telephonic replay will be available until 8:59 p.m. Pacific Time (11:59 p.m. Eastern Time) on Monday, May 19, 2025, by dialing (888) 660-6264 from North America or the International number of (289) 819-1325 with Playback Passcode 69715.

MeridianLink uses its investor relations website (https://ir.meridianlink.com), press releases, SEC filings, public conference calls and webcasts, blog posts on its website, as well as its social media channels, such as its LinkedIn page (www.linkedin.com/company/meridianlink), X (formerly Twitter) feed (@meridianlink), and Facebook page (www.facebook.com/MeridianLink/), as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD. Information contained on or accessible through the websites is not incorporated by reference into this release, and links for these websites are inactive textual references only.

For More Information:

Press Contact
Erica Bigley
(415) 710-9006
Erica.bigley@meridianlink.com

Investor Relations Contact
Gianna Rotellini
(714) 332-6357
InvestorRelations@meridianlink.com

About MeridianLink
MeridianLink® (NYSE: MLNK) empowers financial institutions and consumer reporting agencies to drive efficient growth. MeridianLink’s cloud-based digital lending, account opening, background screening, and data verification software solutions leverage shared intelligence from a unified data platform, MeridianLink® One, to enable customers of all sizes to identify growth opportunities, effectively scale up, and support compliance efforts, all while powering an enhanced experience for staff and consumers alike.

For more than 25 years, MeridianLink has prioritized the democratization of lending for consumers, businesses, and communities. Learn more at www.meridianlink.com.

Operational Measures Definitions
We reference bookings, which is an internal operational measure of the business. Bookings is defined as the minimum annual contracted value, or ACV, of newly sold capabilities of our software-as-a-service, or SaaS, products and professional services orders, inclusive of any corresponding fees owed to third parties. Bookings is a useful metric as it reflects the SaaS and services that have not been delivered. Management uses bookings to plan their go-to-market and services activities and inform product development efforts.

We reference ACV and ACV release, which are internal operational measures of the business. In any given period, ACV represents the minimum annualized SaaS revenue commitment from fully activated contracts in effect for customers at the end of the applicable period. ACV release is the portion of ACV that is recognized as subscription revenue throughout the twelve-month period beginning on the date after our software solutions are fully implemented. ACV and ACV release are useful to investors in assessing the growth and trajectory of our business. ACV and ACV release are used by management in financial and operational decision-making.

Non-GAAP Financial Measures
To supplement the financial measures presented in accordance with generally accepted accounting principles, or GAAP, we provide certain non-GAAP financial measures, such as adjusted EBITDA and adjusted EBITDA margin; non-GAAP operating income (loss); non-GAAP net income (loss); non-GAAP cost of revenue; non-GAAP sales and marketing expenses; non-GAAP research and development expenses; non-GAAP general and administrative expenses; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Rather, we believe that these non-GAAP financial measures, when viewed in addition to and not in lieu of our reported GAAP financial results, provide investors with additional meaningful information to assess our financial performance and trends, enable comparison of financial results between periods, and allow for greater transparency with respect to key metrics utilized internally in analyzing and operating our business. The following definitions are provided:
•Non-GAAP operating income (loss): GAAP operating income (loss), excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, expenses associated with our public offering, restructuring related costs, expenses for services performed by third party consultants relating to efforts to remediate our material weakness, and third party acquisition related costs. Non-GAAP operating margin is Non-GAAP operating income (loss) divided by total GAAP revenue.

•Non-GAAP net income (loss): GAAP net income (loss), excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, expenses associated with our public offering, restructuring related costs, expenses for services performed by third party consultants relating to efforts to remediate our material weakness, third party acquisition related costs, and the effect of income taxes, on non-GAAP items. The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 24%. Non-GAAP net income (loss) margin is Non-GAAP net income (loss) divided by total GAAP revenue.

The Company employs a structural long-term projected non-GAAP income tax rate of 24% for greater consistency across reporting periods, eliminating effects of items not directly related to the Company's operating structure that may vary in size and frequency. This long-term projected non-GAAP income tax rate is determined by analyzing a mix of historical and projected tax filing positions, assumes no additional acquisitions during the projection period and does not include the impact from the partial deferred tax asset valuation allowance, and takes into account various factors, including the Company’s anticipated tax structure, its tax positions in different jurisdictions, and current impacts from key U.S. legislation where the Company operates. We will reevaluate this tax rate, as necessary, for significant events such as significant alterations in the U.S. tax environment, substantial changes in the Company’s geographic earnings mix due to acquisition activity, or other shifts in the Company’s strategy or business operations.

•Adjusted EBITDA: GAAP net income (loss) before interest expense, provision for income taxes, depreciation and amortization of intangible assets, share-based compensation expense, employer payroll taxes on employee stock transactions, expenses associated with our public offering, restructuring related costs, expenses for services performed by third party consultants relating to efforts to remediate our material weakness, and third party acquisition-related costs.

•Non-GAAP cost of revenue: GAAP cost of revenue, excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, and amortization of developed technology.

•Non-GAAP operating expenses, including non-GAAP general and administrative, research and development, and sales and marketing costs: GAAP operating expenses, excluding the impact of share-based compensation, employer payroll taxes on employee stock transactions, expenses associated with our public offering, expenses for services performed by third party consultants relating to efforts to remediate our material weakness, third party acquisition related costs, and depreciation and amortization of intangible assets, as applicable.

•Free cash flow: GAAP cash flow provided by operating activities less GAAP purchases of property and equipment (Capital Expenditures) and GAAP capitalized software additions (Capitalized Software).
Reconciliations to comparable GAAP financial measures are available in the accompanying schedules, which are posted as part of this earnings release on our website. No reconciliation to the most comparable GAAP measure is provided with respect to certain forward-looking non-GAAP financial measures as the GAAP measures are not accessible on a forward-looking basis. We cannot reliably predict all necessary components or their impact to reconcile such financial measures without unreasonable effort due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. The events necessitating a non-GAAP adjustment are inherently unpredictable and may have a significant impact on our future GAAP financial results.

Forward-Looking Statements
This release contains, and our above-referenced conference call and webcast will contain, statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding, and guidance with respect to, our strategy, our future financial and operational performance, including financial guidance for 2025, future economic and market conditions, including with respect to the demand environment, our strategic initiatives, our Chief Executive Officer transition and leadership plans, our ability to drive demand, maintain bookings momentum, increase platform wins and lending deals, and accelerate revenue growth, our ability to scale, the strength of our pipeline, our ability to retain and attract customers and product partners, the benefit to us and our customers of integrations with our product partners, our development or delivery of new or enhanced solutions and anticipated results of those solutions for our customers, our ability to effectively implement, integrate, and service our customers, our market size and growth opportunities, our competitive positioning, projected costs, technological capabilities and plans, and objectives of management. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the most recently ended fiscal year, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	As of
	March 31, 2025	December 31, 2024

Assets
Current assets:
Cash	$128,895	$92,765
Accounts receivable, net	35,412	34,422
Prepaid expenses and other current assets	11,300	10,973
Total current assets	175,607	138,160
Property and equipment, net	1,893	2,167
Right of use assets, net	849	1,095
Intangible assets, net	188,899	201,522
Goodwill	610,063	610,063
Other assets	9,647	8,326
Total assets	$986,958	$961,333

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,796	$6,798
Accrued liabilities	29,821	29,383
Deferred revenue	39,727	17,170
Current portion of debt, net of debt issuance costs	3,678	3,678
Total current liabilities	79,022	57,029
Long-term debt, net of debt issuance costs	463,989	464,922
Deferred tax liabilities, net	11,598	11,287
Long-term deferred revenue	—	75
Other long-term liabilities	412	527
Total liabilities	555,021	533,840
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value; 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 600,000,000 shares authorized, 76,659,145 and 76,049,681 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	127	127
Additional paid-in capital	718,186	709,057
Accumulated deficit	(286,376)	(281,691)
Total stockholders’ equity	431,937	427,493
Total liabilities and stockholders’ equity	$986,958	$961,333

Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues, net	$81,488	$77,816
Cost of revenues:
Subscription and services	22,827	21,344
Amortization of developed technology	4,896	4,729
Total cost of revenues	27,723	26,073
Gross profit	53,765	51,743
Operating expenses:
General and administrative	27,685	25,179
Research and development	10,912	9,485
Sales and marketing	11,603	10,536
Restructuring related costs	—	3,191
Total operating expenses	50,200	48,391
Operating income	3,565	3,352
Other (income) expense, net:
Interest and other income	(1,079)	(956)
Interest expense	8,712	9,582
Total other expense, net	7,633	8,626
Loss before provision for income taxes	(4,068)	(5,274)
Provision for income taxes	617	32
Net loss	$(4,685)	$(5,306)

Net loss per share:
Basic	$(0.06)	$(0.07)
Diluted	$(0.06)	$(0.07)
Weighted average common stock outstanding:
Basic	76,516,629	77,335,072
Diluted	76,516,629	77,335,072

Net Revenues by Major Source
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Subscription fees	$68,745	$65,912
Professional services	8,666	9,010
Other	4,077	2,894
Total	$81,488	$77,816

Net Revenues by Solution Type
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Lending software solutions	$67,069	$60,903
Data verification software solutions	14,419	16,913
Total	$81,488	$77,816
% Growth (decline) attributable to:
Lending software solutions	8%
Data verification software	(3)%
Total % growth	5%
___________

Percent Revenue Related to the Mortgage Loan Market
(unaudited)

	Three Months Ended March 31,
	2025	2024
Lending software solutions	10%	11%
Data verification software	49%	57%
Total % revenue related to mortgage loan market	17%	21%

Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(4,685)	$(5,306)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	383	376
Amortization of intangible assets	14,303	14,148
Amortization of costs capitalized to obtain revenue contracts	1,109	980
Provision for expected credit losses	555	234
Amortization of debt issuance costs	282	212
Share-based compensation expense	12,381	7,803
Deferred income taxes	311	(184)
Changes in operating assets and liabilities:
Accounts receivable	(1,751)	(4,444)
Prepaid expenses and other current assets and other assets	(2,146)	(1,934)
Accounts payable	(1,021)	(270)
Accrued liabilities and other long-term liabilities	147	(2,501)
Deferred revenue	22,482	19,924
Net cash provided by operating activities	42,350	29,038
Cash flows from investing activities:
Capitalized software additions	(1,620)	(1,837)
Purchases of property and equipment	(96)	(92)
Net cash used in investing activities	(1,716)	(1,929)
Cash flows from financing activities:
Repurchases of common stock	—	(44,000)
Proceeds from exercise of stock options	14	191
Taxes paid related to net share settlement of restricted stock units	(3,326)	(294)
Principal payments of debt	(1,192)	(1,088)
Net cash used in financing activities	(4,504)	(45,265)
Net increase (decrease) in cash and cash equivalents	36,130	(18,156)
Cash and cash equivalents, beginning of period	92,765	80,441
Cash and cash equivalents, end of period	$128,895	$62,285

Supplemental disclosures of cash flow information:
Cash paid for interest	$8,428	$9,365
Cash paid for income taxes	95	32
Non-cash investing and financing activities:
Shares withheld with respect to net settlement of restricted stock units	3,326	294
Excise taxes payable included in repurchases of common stock	—	377
Share-based compensation expense included in capitalized software additions	60	69
Purchases of property and equipment included in accounts payable and accrued liabilities	21	44

Reconciliation from GAAP to Non-GAAP Results
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

Operating income	$3,565	$3,352
Add: Share-based compensation expense	12,381	7,936
Add: Employer payroll taxes on employee stock transactions	625	422
Add: Expenses associated with public offering	—	1,389
Add: Restructuring related costs(1)	—	3,191
Add: Expenses associated with material weakness remediation(2)	2,063	—
Add: Acquisition related costs	446	—
Non-GAAP operating income	$19,080	$16,290
Operating margin	4%	4%
Non-GAAP operating margin	23%	21%

	Three Months Ended March 31,
	2025	2024

Net loss	$(4,685)	$(5,306)
Add: Share-based compensation expense	12,381	7,936
Add: Employer payroll taxes on employee stock transactions	625	422
Add: Expenses associated with public offering	—	1,389
Add: Restructuring related costs(1)	—	3,191
Add: Expenses associated with material weakness remediation(2)	2,063	—
Add: Acquisition related costs	446	—
Subtract: Income tax effect on non-GAAP items	(3,724)	(3,105)
Non-GAAP net income	$7,106	$4,527
Non-GAAP basic net income per share	$0.09	$0.06
Non-GAAP diluted net income per share	$0.09	$0.06
Weighted average shares used to compute Non-GAAP basic net income per share	76,516,629	77,335,072
Weighted average shares used to compute Non-GAAP diluted net income per share	78,972,794	80,479,008
Net loss margin	(6)%	(7)%
Non-GAAP net income margin	9%	6%

	Three Months Ended March 31,
	2025	2024

Net loss	$(4,685)	$(5,306)
Interest expense	8,712	9,582
Provision for income taxes	617	32
Depreciation and amortization of intangible assets	14,686	14,524
Share-based compensation expense	12,381	7,936
Employer payroll taxes on employee stock transactions	625	422
Expenses associated with public offering	—	1,389
Restructuring related costs(1)	—	3,191
Expenses associated with material weakness remediation(2)	2,063	—
Acquisition related costs	446	—
Adjusted EBITDA	$34,845	$31,770
Net loss margin	(6)%	(7)%
Adjusted EBITDA margin	43%	41%
_______________
(1) Restructuring related costs for the three months ended March 31, 2024 are inclusive of forfeitures of share-based compensation associated with restructuring in the amount of $0.1 million.
(2) Expenses for services performed by third party consultants related to efforts to remediate our previously identified material weakness.

Reconciliation from GAAP to Non-GAAP Results
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$27,723	$26,073
Less: Share-based compensation expense	1,670	782
Less: Employer payroll taxes on employee stock transactions	112	48
Less: Amortization of developed technology	4,896	4,729
Non-GAAP cost of revenue	$21,045	$20,514
Cost of revenue as a % of revenue	34%	34%
Non-GAAP cost of revenue as a % of revenue	26%	26%

	Three Months Ended March 31,
	2025	2024
General and administrative	$27,685	$25,179
Less: Share-based compensation expense	5,597	4,393
Less: Employer payroll taxes on employee stock transactions	226	136
Less: Expenses associated with public offering	—	1,389
Less: Expenses associated with material weakness remediation	2,063	—
Less: Acquisition related costs	446	—
Less: Depreciation expense	383	376
Less: Amortization of intangible assets	9,407	9,419
Non-GAAP general & administrative	$9,563	$9,466
General and administrative as a % of revenue	34%	32%
Non-GAAP general and administrative as a % of revenue	12%	12%

	Three Months Ended March 31,
	2025	2024
Research and development	$10,912	$9,485
Less: Share-based compensation expense	2,995	1,502
Less: Employer payroll taxes on employee stock transactions	158	121
Non-GAAP research and development	$7,759	$7,862
Research and development as a % of revenue	13%	12%
Non-GAAP research and development as a % of revenue	10%	10%

	Three Months Ended March 31,
	2025	2024
Sales and marketing	$11,603	$10,536
Less: Share-based compensation expense	2,119	1,259
Less: Employer payroll taxes on employee stock transactions	129	117
Non-GAAP sales and marketing	$9,355	$9,160
Sales and marketing as a % of revenue	14%	14%
Non-GAAP sales and marketing as a % of revenue	11%	12%

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$42,350	$29,038
Less: Capitalized software	1,620	1,837
Less: Capital expenditures	96	92
Free cash flow	$40,634	$27,109
Net cash provided by operating actives as a % of revenue	52%	37%
Free cash flow as a % of revenue	50%	35%